UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 13, 2006

The Manitowoc Company, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2400 S. 44th Street, Manitowoc, Wisconsin 54221-0066

(Address of principal executive offices including zip code)

(920) 684-4410
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

In connection with the retirement of Mr. Timothy J. Kraus, The Manitowoc Company, Inc. (the “Company”) is entering into a severance agreement with Mr. Kraus pursuant to which Mr. Kraus will remain an employee of the Company through the end of 2006, and thereafter he will continue as a consultant for the company until October 15, 2007 at which time his vesting period for outstanding stock awards would end.  During the consulting period Mr. Kraus would be paid a consulting fee of $5,000 per month and would continue to receive normal health and welfare benefits.  The severance agreement also includes customary covenants restricting Mr. Kraus from competing with the company’s business and from soliciting employees of the Company and its subsidiaries.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 13, 2006, the Company issued a press release announcing the intention of Timothy J. Kraus, President of Manitowoc Foodservice Group and Senior Vice President of the Company, to retire from the Company effective December 31, 2006.  The Company is filing its press release as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

99.1         Press release dated October 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MANITOWOC COMPANY, INC.
(Registrant)

DATE: October 16, 2006	/s/ Carl J. Laurino
Carl J. Laurino
Senior Vice President & Chief Financial Officer

THE MANITOWOC COMPANY, INC.

EXHIBIT INDEX

TO

FORM 8-K CURRENT REPORT

Dated as of October 13, 2006

Exhibit No.	Description	Filed Herewith

99.1	Press release dated October 13, 2006	X